UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2005

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12333 (Commission File Number)	86-0385884 (IRS Employer Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA (Address of Principal Executive Offices)	92130 (Zip Code)

(858) 314-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry Into a Material Definitive Agreement

On August 9, 2005, Iomega Corporation disclosed in its second quarter 2005 Form 10-Q, filed with the SEC, that Thomas D. Kampfer, then serving as Executive Vice President, Business Solutions, General Counsel and Secretary, would transition out of Iomega and that his employment would terminate on January 2, 2006.

Subsequently, Iomega Corporation reported in a Form 8-K that on October 19, 2005, the Board of Directors of Iomega Corporation appointed Mr. Kampfer as interim Chief Financial Officer, effective November 11, 2005, and continuing until such time as a replacement is appointed.

On November 15, 2005, Iomega Corporation and Mr. Kampfer entered into an Amendment to Executive Transition Agreement which provides that Mr. Kampfer will remain employed by Iomega until February 15, 2006. The basic terms of the Amendment provide that Mr. Kampfer will continue to perform certain of the duties set out in the original Executive Transition Agreement and in addition will assume responsibilities as Chief Financial Officer. The Amendment also provides for the payment of a bonus in two installments in January and February 2006, with each installment equal to 1/12 of Mr. Kampfer’s annual base salary. Mr. Kampfer’s previously agreed severance payments will be correspondingly reduced from nine months of base salary to seven months of base salary, but reimbursement for medical, health and life insurance benefits will continue for the full nine months following termination of employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 15, 2005

IOMEGA CORPORATION
(Registrant)

By: /s/ Thomas D. Kampfer

            Thomas D. Kampfer

Executive Vice President, Interim Chief Financial

Officer and Secretary

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